UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 9, 2012)

AG Mortgage Investment Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 9, 2012, the Board of Directors of AG Mortgage Investment Trust, Inc. (the “Company”) gave final approval to a new Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors, officers and employees of the Company as well as the employees of certain affiliates of the Company who provide services to the Company. The Code of Ethics supersedes the Company’s prior Code of Ethics for Senior Executives and Officers and covers topics such as compliance with laws, confidentiality, fair dealing, use of Company property, conflicts of interest and accuracy of financial reporting, among others. The foregoing description of the Code of Ethics is subject to and qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. The Code of Ethics will be posted as soon as practicable on the Company’s website at www.agmit.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics, as amended and restated on November 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: November 9, 2012	By:	/s/ Allan Krinsman
Allan Krinsman
General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics, as amended and restated on November 9, 2012